EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SonoSite, Inc:

We consent to the incorporation by reference in the registration statements (Nos. 333-49401, 333-74833, 333-82739, 333-51820, 333-60112,333-89518, 333-97973, 333-110913, 333-124451, 333-124452, and 333-150602) on Form S-8 and registration statements (Nos. 333-91083, 333-68610 and 333-83278) on Form S-3 of SonoSite, Inc. of our reports dated March 10, 2009, with respect to the consolidated balance sheets of SonoSite, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of SonoSite, Inc.

/s/ KPMG LLP

Seattle, Washington

March 10, 2009